Exhibit 4.4

VIACOM INC.

AND

THE BANK OF NEW YORK

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 16, 2006

To Indenture dated as of April 12, 2006
between
VIACOM INC.
and
THE BANK OF NEW YORK,
Trustee

Senior Notes

SECOND SUPPLEMENTAL INDENTURE, dated as of June 16, 2006, between VIACOM INC., a Delaware corporation (the ‘‘Company’’), and The Bank of New York, a New York banking corporation, as trustee (the ‘‘Trustee’’) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee as supplemented by the First Supplemental Indenture dated as of April 12, 2006 between the Company and the Trustee, (as so supplemented and as supplemented hereby, the ‘‘Indenture’’).

RECITALS OF THE COMPANY

WHEREAS, Section 901(5) of the Indenture permits supplements thereto without the consent of Holders of Securities to change any provisions of the Indenture with respect to a series of Securities, where there are no Securities Outstanding which are entitled to the benefit of such provision; and

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue from time to time floating rate senior notes due 2009 (the ‘‘Senior Notes’’) under the Indenture;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other party and for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

SECTION 1.   For the purpose of this Second Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as amended hereby.

SECTION 2.   The Company shall issue Senior Notes in an aggregate principal amount of $750,000,000. The form of Senior Notes is set forth in Exhibit A hereto. The Senior Notes shall include the legends set forth on the face of Exhibit A hereto, substantially in the form so set forth, except to the extent otherwise provided herein.

SECTION 3.   The Senior Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Senior Notes in registered form, substantially in the form set forth in Exhibit A hereto (the ‘‘U.S. Global Securities’’), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The Senior Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Senior Notes in registered form, substantially in the form set forth in Exhibit A (the ‘‘Offshore Global Securities’’), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the ‘‘Global Securities.’’

SECTION 4.   For the sole benefit of the Holders of the Senior Notes, Section 101 of the Indenture is hereby amended by adding the following definitions, each in appropriate alphabetical order:

‘‘Agent’’ means any Transfer Agent, Registrar, co-Registrar, Paying Agent or Authenticating Agent.

‘‘Closing Date’’ means June 16, 2006.

‘‘Depositary’’ means, as applicable, either the U.S. Depositary or the Common Depositary.

‘‘Exchange Notes’’ means any securities of the Company containing terms identical to the Senior Notes (except that such Exchange Notes shall be registered under the Securities Act and shall not include the restrictions on transfer or any increase in the interest rate) that are issued and exchanged for the Senior Notes pursuant to the Registration Rights Agreement and the Indenture.

‘‘Exchange Offer Registration Statement’’ means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

‘‘Non-United States Person’’ means a Person who is not a United States Person.

‘‘Participant’’ means a Person who has an account with a Depositary.

‘‘Registration Rights Agreement’’ means the Registration Rights Agreement, dated June 16, 2006, among the Company, Deutsche Bank Securities Inc. and certain permitted assigns specified therein.

‘‘Registration Statement’’ means the Registration Statement as defined and described in the Registration Rights Agreement.

‘‘Regulation S’’ means Regulation S under the Securities Act.

‘‘Regulation S Non-U.S. Person’’ means a person who is not a ‘‘U.S. Person’’ as defined in Regulation S.

‘‘Regulation S U.S. Person’’ has the meaning assigned thereto in Regulation S.

‘‘Restricted Security’’ means any Senior Note that has not been sold in connection with an effective Registration Statement.

‘‘Rule 144A’’ means Rule 144A under the Securities Act.

‘‘Securities Act’’ means the Securities Act of 1933, as amended from time to time.

‘‘Shelf Registration Statement’’ means the Shelf Registration Statement as defined in the Registration Rights Agreement.

SECTION 5.   [Reserved]

SECTION 6.   [Reserved]

SECTION 7.   For the sole benefit of the holders of the Senior Notes, Section 305 of the Indenture is hereby deleted in its entirety and replaced by the following Sections 305, 305A, 305B, 305C, 305D and 305E (the ‘‘New Provisions’’):

SECTION 305. Registrar and Paying Agent. The Company shall maintain an office or agency in the City of New York where Securities may be presented for transfer or for exchange (the ‘‘Transfer Agent’’) and for the registration of such transfer or exchange (the ‘‘Registrar’’, which term shall include acting in the capacity of Transfer Agent), an office or agency in the City of New York where Securities may be presented for payment (the ‘‘Paying Agent’’) and an office or agency where notices and demands pursuant to this section to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York with respect to such series. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the ‘‘Security Register’’). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands pursuant to this section, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands pursuant to this section. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

The Company initially appoints the Trustee as Registrar, Paying Agent, Authenticating Agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Securities held by each Holder.

SECTION 305A. Transfer and Exchange. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that the requirements of Section 305D herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Article Eleven and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 305B. Legend on Restricted Securities. (i) Unless and until a Senior Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Securities shall bear the legends set forth on the face of Exhibit A, and (ii) the Offshore Global Securities shall bear the legends set forth on the face of Exhibit A until (A) at least the 41st day after the Closing Date and (B) receipt by the Company and the Trustee of a certificate substantially in the form of Appendix I hereto.

Except as provided in Section 305D, the Trustee shall not issue any unlegended Senior Notes until it has received an Officers' Certificate from the Company directing it to do so.

SECTION 305C. Book-Entry Provisions for U.S. Global Securities and Offshore Global Securities. (a) Each U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or Offshore Global Security or the nominee of such Depositary, (ii) be delivered, as applicable, either to the Trustee, as custodian for the U.S. Depositary, or to the Common Depositary and (iii) bear legends as set forth on the face of the form of the Senior Note.

Members of, or Participants in, the Depositary (‘‘Agent Members’’) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian or the Common Depositary, as applicable, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees, and as further specified in Section 305D. Transfers of interests in one Global Security to parties who will hold the interests through the same Global Security will be effected in the ordinary way in accordance with the respective rules and operating procedures of the applicable Depositaries and the provisions of Section 305D. The provisions of the ‘‘Operating Procedures of the Euroclear System’’ and ‘‘Terms and Conditions Governing Use of Euroclear’’ of Euroclear and the ‘‘General Terms and Conditions of Clearstream’’ and ‘‘Customer Handbook’’ of Clearstream shall be applicable to interests in the Global Securities that are held by Agent Members through Euroclear and Clearstream.

(c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for so long as it remains such an interest.

(d) In connection with any transfer of a portion of the interests in a Global Security to beneficial owners pursuant to paragraph (c) of this Section 305C, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the interest in such Global Security to be transferred.

(e) In connection with the transfer of the U.S. Global Securities or the Offshore Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 305C, the U.S. Global Securities or Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation.

(f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g) The Securities are initially solely issuable as Global Securities. Registered Securities shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security, if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.

(h) All Securities issued upon any transfer or exchange of Securities shall be valid, legally enforceable obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

SECTION 305D. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of Senior Notes constituting a Restricted Security to a qualified institutional buyer as defined in Rule 144A (a ‘‘QIB’’):

(i) if the Senior Notes to be transferred consist of an interest in the U.S. Global Securities, the transfer of such interest may be effected through the book-entry system maintained by the Depositary;
and

(ii) (A) if the proposed transferor is an Agent Member holding a beneficial interest in the Offshore Global Securities, upon receipt by the Registrar of instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Offshore Global Securities, in an amount equal to the principal amount of the beneficial interest in the Offshore Global Securities to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities, in an amount equal to the principal amount of the Offshore Global Securities to be transferred and the Trustee shall decrease the amount of the Offshore Global Securities.

(b) Transfers of Interests in the Offshore Global Securities. The following provisions shall apply with respect to any transfer of interests in Offshore Global Securities:

(i) until the expiration of the 40-day distribution compliance period within the meaning of Rule 903 of Regulation S, any offer or sale of interests in the Offshore Global Securities shall be made (a) (1) outside the United States in compliance with Rule 903 or 904 under the Securities Act or (2) to a QIB in compliance with Rule 144A and (b) in accordance with all applicable securities laws of the states of the United States or any other applicable jurisdiction;

(ii) prior to the removal of the legend from the Offshore Global Securities pursuant to Section 305B, the Registrar shall refuse to register such transfer unless such transfer complies with this Section 305D; and

(iii) after such removal, the Registrar shall register the transfer of any such Senior Note without requiring any additional certification.

(c) Transfers to Regulation S Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Restricted Security to a Regulation S Non-U.S. Person:

(i) The Registrar shall register any proposed transfer to any Regulation S Non-U.S. Person if (A) the Senior Note to be transferred is an interest in U.S. Global Securities, (B) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Appendix I hereto and (C) if requested by the Company, the proposed transferee has delivered to the Registrar an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

(ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in U.S. Global Securities upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Global Securities to be transferred, and the Trustee shall decrease the amount of the U.S. Global Securities.

SECTION 305E. General. By its acceptance of any Senior Notes bearing the legends set forth on the face of the form of the Senior Notes, each Holder of such a Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in the Indenture and in such legends and agrees that it will transfer such Senior Note only as provided in the Indenture.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 305E. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 8.   [Reserved]

SECTION 9.   For the sole benefit of the Holders of the Senior Notes, a new Section 1108 shall be added to the Indenture as follows:

(a) Exchange Notes may from time to time be executed by the Company and delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and deliver said Exchange Notes, as the case may be, upon cancellation of an equal amount of Restricted Securities tendered in exchange, upon a Company Order without further action by the Company.

(b) No exchange of Senior Notes for Exchange Notes, as the case may be, shall occur until a Registration Statement shall have been declared effective by the Commission and any Senior Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee.

SECTION 10.   THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE.

SECTION 11.   This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 12.   Except as herein amended with respect to the Senior Notes, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first written above.

VIACOM INC.
By:	/s/ George S. Nelson
Name: George S. Nelson Title: Senior Vice President and Treasurer
THE BANK OF NEW YORK
By:	/s/ Julie Salovitch-Miller
Name: Julie Salovitch-Miller Title: Vice President

EXHIBIT A TO SECOND SUPPLEMENTAL INDENTURE

Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Securities shall bear the legend set forth below on the face thereof and (ii) the Offshore Global Securities shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Appendix I hereto:

THIS SENIOR SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SENIOR SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘ RULE 144A’’)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SENIOR SECURITY IN AN ‘‘OFFSHORE TRANSACTION’’ PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SENIOR SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SENIOR SECURITY) AND THE LAST DATE ON WHICH VIACOM OR ANY AFFILIATE OF VIACOM WAS THE OWNER OF THIS SENIOR SECURITY (OR ANY PREDECESSOR OF THIS SENIOR SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) EXCEPT (A) TO VIACOM OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SENIOR SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING AND CONSISTENT WITH THE TERMS AND CONDITIONS OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SENIOR SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT VIACOM, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO

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EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SENIOR SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO VIACOM AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS ‘‘UNITED STATES,’’ ‘‘OFFSHORE TRANSACTION,’’ AND ‘‘U.S. PERSON’’ HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Offshore Global Security shall bear the following legend: PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S, THIS SENIOR SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (‘‘DTC’’), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary by a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Unless and until it is exchanged in whole or in part for Securities in definitive registered form in accordance with the provisions of the Indenture (as defined below) applicable to such exchange, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depository or a nominee of such successor Depository.

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VIACOM INC.

Floating Rate Senior Note due 2009

No.	$ CUSIP: CINS: ISIN:

Viacom Inc., a Delaware corporation (herein called the ‘‘Company,’’ which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $                   on June 16, 2009 (the ‘‘Maturity Date’’) at the office or agency of the Company referred to below, and to pay interest thereon at the floating rate per annum determined in accordance with the provisions below (the ‘‘Interest Rate’’), until the principal hereof is paid or duly provided for. The Company will pay interest in arrears on each Interest Payment Date (as defined below), commencing on September 16, 2006 (being the first Interest Payment Date succeeding June 16, 2006 (the ‘‘Original Issue Date’’)), and on the Maturity Date. Interest on this Security will be computed on the basis of a 360-day year and the actual number of days elapsed. As used herein, ‘‘Interest Payment Date’’ means each March 16, June 16, September 16 and December 16 in each year, provided that if any such date falls on a day that is not a Business Day with respect to this Security, the applicable Interest Payment Date shall be the next succeeding Business Day unless such Business Day is in the next succeeding calendar month, in which case the applicable Interest Payment Date shall be the immediately preceding Business Day.

Interest on this Security will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the next applicable Interest Payment Date or the Maturity Date, as the case may be (each, an ‘‘Interest Period’’). The amount of accrued interest payable for any Interest Period shall be calculated by multiplying the face amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the Interest Rate applicable by such day by 360.

If the Maturity Date of this Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on March 1, June 1, September 1 and December 1, as the case may be, next preceding such Interest Payment Date, provided, however, that interest so payable on the Maturity Date shall be payable to the person to whom the principal is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company's option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

As used herein, ‘‘Business Day’’ means any day except a Saturday, Sunday or a legal holiday in The City of New York, State of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that such day is also a London Business Day. ‘‘London Business Day’’ means any day on which dealings in United States dollars are transacted in the London interbank market. The Interest Rate on this Security shall be calculated by an agent appointed by the Company for the purpose (the ‘‘Calculation Agent’’) and shall be equal to LIBOR (as defined below) plus 0.35%; provided, however, that the Interest Rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date (as defined below) shall be the rate for deposits in United States dollars having a maturity of three months commencing on the Original Issue Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Business Days prior to the Original Issue Date, plus 0.35% (the ‘‘Initial Interest Rate’’). The Interest Rate shall be reset each March 16, June 16, September 16 and December 16 (each an ‘‘Interest Reset Date’’), commencing September 16, 2006 (the ‘‘Initial Interest Reset Date’’). The Interest Rate in effect on each day that is not an Interest Reset Date shall be the Interest Rate determined as of the second London Business Day preceding the applicable Interest Reset Date (each an ‘‘Interest Determination Date’’) pertaining to the immediately preceding Interest Reset Date, and the Interest Rate in effect on any day that is an Interest Reset Date shall be the Interest Rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Inital Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

‘‘LIBOR’’ shall be determined by the Calculation Agent in accordance with the following provisions:

(i)	With respect to any Interest Determination Date, LIBOR shall be therate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date. If no such rate appears, LIBOR in respect to such Interest Determination Date shall be determined in accordance with the provisions described in (ii) below.

(ii)	With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three month maturity and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

‘‘Telerate Page 3750’’ means the display designated as ‘‘Page 3750’’ on Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Interest Rate applicable to each Interest Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below).

The Calculation Agent (which initially shall be The Bank of New York and which may be changed by the Company from time to time) shall calculate the Interest Rate on this Security on or before each Calculation Date and, upon request, provide holders of the Securities the Interest Rate then in effect and, if determined, the Interest Rate which shall become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Security. The Calculation Agent's determination of any interest rate shall be final and binding absent error in the calculation thereof. The ‘‘Calculation Date’’ pertaining to any Interest Determination Date shall be the earlier of (a) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Notwithstanding the other provisions herein, the Interest Rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as otherwise provided herein, all percentages resulting from any calculation shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the ‘‘Securities’’), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of New York, as trustee (herein called the ‘‘Trustee,’’ which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of April 12, 2006 between the Company and the Trustee and a Second Supplemental Indenture dated June 16, 2006 between the Company and the Trustee (as so supplemented, the ‘‘Indenture’’), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as Floating Rate Senior Notes due 2009, initially limited in aggregate principal amount to $750,000,000. This Security is a global Security representing $                   of the Securities.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a ‘‘book-entry’’ Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (‘‘DTC’’), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of June 16, 2006. In the event that (i) the Exchange Offer is not consummated on or prior to the 300th calendar day following the Closing Date or (ii) if required, a Shelf Registration Statement with respect to the Securities is not declared effective by the Commission on or prior to the 360th calendar day following the Closing Date (or on or prior to such later date as provided in the Registration Rights Agreement) or ceases to be effective or usable during the periods specified in the Registration Rights Agreement (each, a ‘‘Registration Default’’), the per annum interest rate borne by the Securities shall be increased by one-quarter of one percent (0.25%) per annum from the end of the applicable period giving rise to such Registration Default. The interest rate borne by the Securities will be increased by an additional one-quarter of one percent (0.25%) per annum for each subsequent 90-day period during which any such Registration Default continues; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Following the cure of all Registration Defaults, the interest rate borne by the Securities shall be reduced to the original interest rate borne by the Securities. No increase in the rate shall be payable for any period during which a Shelf Registration is effective. All accrued additional interest shall be paid to Holders by the Company in the same manner as interest is paid pursuant to the Indenture. All terms used in this Security that are defined in the Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

INCLUDE IF SECURITY IS A RESTRICTED SECURITY: Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). ‘‘Rule 144A Information’’ shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity reasonably satisfactory to it, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 16, 2006	VIACOM INC. as Issuer
By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

Dated: June 16, 2006

APPENDIX I TO SECOND SUPPLEMENTAL INDENTURE

EXCHANGE CERTIFICATE

VIACOM INC.

Floating Rate Senior Notes due 2009

To:	Viacom Inc. 1515 Broadway New York, NY 10036

The Bank of New York

We, as the seller of the Senior Notes (‘‘Seller’’), are requesting a transfer (tick one of the following) of:

[ ]	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a beneficial interest in the U.S. Global Securities.

[ ]	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a definitive restricted Security.

[ ]	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a definitive Senior Note.

[ ]	our unrestricted definitive Senior Note to a purchaser wanting to receive a beneficial interest in the U.S. Global Securities.

[ ]	our unrestricted definitive Senior Note to a purchaser wanting to receive a restricted definitive Senior Note.

[ ]	our unrestricted definitive Senior Note to a purchaser wanting to receive a beneficial interest in the Offshore Global Securities.

[ ]	our unrestricted definitive Senior Note to a purchaser wanting to receive an unrestricted definitive Senior Note.

[ ]	our restricted definitive Senior Note to a purchaser wanting to receive a beneficial interest in the Offshore Global Securities.

[ ]	our restricted definitive Senior Note to a purchaser wanting to receive a beneficial interest in the U.S. Global Securities.

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[ ]	our restricted definitive Senior Note to a purchaser wanting to receive an unrestricted definitive Senior Note.

[ ]	our restricted definitive Senior Note to a purchaser wanting to receive a restricted definitive Senior Note.

[ ]	our beneficial interest in the U.S. Global Securities to a purchaser wanting to receive a beneficial interest in the Offshore Global Securities.

[ ]	our beneficial interest in the Offshore Global Securities to a purchaser wanting to receive a restricted definitive Senior Note.

[ ]	our beneficial interest in the U.S. Global Securities to a purchaser wanting to receive an unrestricted definitive Senior Note.

In connection with such request, and in respect of such Securities, we, as the Seller do hereby certify that such Securities are being transferred in accordance with the transfer restrictions set forth in the offering memorandum prepared in connection with the issuance of the Securities and the Securities and that we are transferring such Securities (tick one of the following):

[ ]	to a person who the Seller reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion; such person and each such account is a ‘‘qualified institutional buyer’’ (as defined in Rule 144A of the United States Securities Act of 1933, as amended (the ‘‘Securities Act’’)); the purchaser is aware that the sale to it is being made in reliance upon Rule 144A; and such transaction meets the requirements of Rule 144A and is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, or

[ ]	in accordance with Regulation S under the Securities Act, and accordingly the Seller does hereby certify that:

(i)	the offer of the Securities was not made to a person in the United States;

[(ii)	at the time the buy order was originated, the Buyer was outside of the United States or the Seller or any person acting on its behalf reasonably believed that the Buyer was outside the United States;](1)

[(ii)	the transaction was executed in, or on or through the facilities of a designated offshore securities market and neither the Seller nor any person acting on its behalf knows that the transaction was prearranged with a Buyer in the United States;](1)

(iii)	no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

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(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)	with regard to transfers occurring within the 40-Day Restricted Period, any beneficial interest in Offshore Global Securities shall be held through either Euroclear or Clearstream, Luxembourg.

[ ]	other than in accordance with the above, and documents are being furnished to the Company and the Registrar which comply with the conditions of transfer set forth in the Senior Note and the relevant agreements.

If none of the foregoing boxes are ticked, the Registrar shall not be obliged to register the transfer of the Senior Note.

Reference is hereby made to the Second Supplemental Indenture dated as of June 16, 2006, between Viacom Inc. (the ‘‘Company’’) and The Bank of New York, as trustee (the ‘‘Trustee’’), to the Indenture dated as of April 12, 2006, between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of April 12, 2006 between the Company and the Trustee and as further supplemented by the Second Supplemental Indenture dated June 16, 2006 between the Company and the Trustee (as so supplemented, the ‘‘Indenture’’). Terms used but not defined herein shall have the meanings given to them in the Indenture. Other terms shall have the meanings given to them in Regulation S.

(1)	Include only one of alternative paragraphs (ii) as appropriate.

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[NAME OF SELLER]

By:
        Name of Seller

Dated:

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FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)

U.S.$                             principal amount of this Security, and all rights with respect thereto, and irrevocably constitutes and appoints                                                                          as attorney to transfer this Security on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature

Signed

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Security.

(ii) A representative of the holder of this Security should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a recognized bank, notary public or in such other manner as the paying agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as registrar, may require.

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